 EXHIBIT 24

February 10, 2016
State: Illinois

POWER OF ATTORNEY

The present power of attorney is given by Frank Acquavella to Albert Z. Lewis, attorney at International Business Law Firm PC, located at 1915 Eye St., Washington, DC 20006, to act on my behalf exclusively for the purpose of mandatory filing of the beneficial ownership reports pursuant to Section 16(a) of Securities and Exchange Act of 1934, and in particular Forms 3, 4, and 5, and any related filings.

I shall supply beneficial ownership information to the Attorney-in-fact and Attorney-in-fact is authorized to file, sign and submit filings on my behalf via Online Forms web site EDGAR.

This Power of Attorney shall be governed by and construed in accordance with the Laws of the State of New York, United States.

This power of attorney shall be effective starting this 10th day of February, 2016 and continued until terminated in writing.

Signature: ___/signed /
Printed Name: Frank Acquavella

Sworn to and subscribed before me, a Public Notary in and for __State of Il. County of Dupage__
this __11_ day of __February_, 2016

Public Notary: ______/signed/_________ (seal)

                                                   [STAMP]
                                              LETICIA D. MEEHAN
                                                OFFICIAL SEAL
                                        Notary Public - State of Illinois
                                             My Commission Expires
                                                July 21, 2017